AMENDED AND RESTATED BYLAWS

                                        OF

                        ALLIANZ LIFE AND ANNUIITY COMPANY


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                                    ARTICLE I
                                     OFFICES

The principal office of the corporation in the State of Minnesota shall be located in the City of Minneapolis, County of Hennepin. The corporation may have such other offices, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II
                                  STOCKHOLDERS

Section 1. PLACE OF STOCKHOLDERS' MEETINGS. The place of all Meetings of the Stockholders of the Company shall be determined from time to time by the Board of Directors, and the place at which any Meeting shall be held shall be stated in the Notice and Call of the Meeting.

Section 2. ANNUAL STOCKHOLDERS' MEETING. The annual meeting of the stockholders shall be held within the first three month period beginning with January 1 for the purposes of electing directors and for the transaction of such other business as may come before the meeting, the actual date thereof to be set forth in the notice of meeting or in the call and waiver of notice of meeting. If the election of directors shall not be held at any such annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 3. VOTING. The voting at all Meetings of Stockholders may be by voice, but any qualified Stockholder Voter may demand a stock vote by ballot. Each ballot voted shall state the name of the Stockholder voting, the number of shares voted and be signed by the Stockholder, except that ballots cast by proxies, in lieu of stating the name of the Stockholder voting and in lieu of being cast separately for each Stockholder for whom the proxy is qualified to act, may be cast on one ballot in behalf of all Stockholders for whom the proxy is qualified to act, stating the number of shares voted and having attached thereto a certificate of the Inspectors of Election to the effect that the proxy is duly qualified to vote the number of shares so voted.

Section 4. VOTING IN PERSON OR BY PROXY. At any Meeting of Stockholders of the Company every Stockholder having the right to vote shall be entitled to vote in person or, by proxy appointed in and by an instrument in writing subscribed by such Stockholder and bearing a date not more than three (3) months prior to said Meeting unless such proxy provides for a longer period of validity. Each Stockholder shall have one vote for each share of stock having voting power and registered in the name of such Stockholder on the books of the Company. Cumulative voting shall not be permitted.

Section 5. SPECIAL MEETINGS. Special Meetings of the Stockholders for any purpose, unless otherwise prescribed by any applicable Statute, may be called by the Chief Executive Officer, or in his absence by the President, or in his absence by the Executive Vice President, if any, and in the absence of all of them then by any other Vice President in order of title precedence or in the absence thereof in order of seniority in tenure; by the Board of Directors; or by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the Meeting. Business transacted at all Special Meetings shall be confined to the purposes stated in the Notice and Call.

Section 6. NOTICE OF MEETINGS. Notice of the time and place of Annual and Special Meetings of Stockholders shall be given by mailing by first class mail with postage prepaid written or printed Notice of the same at least ten (10) days and not more than sixty (60) days prior to the Meeting to each Stockholder of record of the Company entitled to vote at such Meeting, and addressed to the Stockholder's address as last appearing on the books of the Company. Stockholders of the Company who are entitled to Notice and vote shall be determined as of Record Date as provided in Section 6 of Article V of these Bylaws.

Section 7. WAIVER OF NOTICE. Whenever any Notice is required to be given to any Stockholder of the Company, a Waiver thereof in writing signed by the person entitled to such Notice, whether before or after the time stated therein, shall be equivalent to the giving of such Notice. Attendance of a person at a Meeting shall constitute a Waiver of Notice of such Meeting, except when a person attends a Meeting for the express purpose of objecting, at the beginning of the Meeting, to the transaction of any business because the Meeting is not lawfully called or convened.

Section 8. QUORUM. A quorum at any Annual or Special Meeting of Stockholders shall consist of Stockholders representing either in person or by proxy a majority of the outstanding capital stock of the Company entitled to vote at such Meeting, excepting as may otherwise be provided by Statute, and as is provided in Section II of this Article II of these Bylaws.

Section 9. ADJOURNMENT FOR LACK OF QUORUM. If a quorum is not present at a lawfully called Stockholders' Meeting, the Meeting may be adjourned by those present to a later date not earlier- than will permit giving to Stockholders of record and entitled to vote the minimum Notice provided in Section 8 of this
Article II of these Bylaws.

                                   ARTICLE III
                               BOARD OF DIRECTORS

Section 1. ELECTION AND GENERAL POWERS OF DIRECTORS. The management of all of the affairs, property and interests of the Company shall be vested in a Board of Directors consisting of not less than five (5) nor more than twenty (20) persons as the number from time to time shall be determined by either the Directors or by the Stockholders at any Regular or Special Meeting of the Directors or Stockholders. Directors shall be elected for a term of one (1) year and shall hold office until their successors are elected and qualified. In addition to the powers and authority conferred by the Certificate of Incorporation and these Bylaws upon it, the Board of Directors may exercise all such powers of and for the Company as are not by Statute, the Certificate of Incorporation or these Bylaws reserved to the Stockholders or specifically prohibited. The Board of Directors shall keep regular Minutes of all its Meetings and all its transactions thereat.

Section 2. VACANCIES IN BOARD OF DIRECTORS. All vacancies in the Board of Directors whether caused by resignation, death or otherwise and existing between Annual Meetings of Stockholders, may be filled by a majority of the remaining Directors, though less than a quorum of the Board of Directors, at any Regular Meeting of the Board of Directors or at any Special Meeting thereof, provided that where such vacancy is to be filled at a Special Meeting of Directors the Notice and Call of such Meeting shall state such purpose. Such vacancies may as well be filled by the Stockholders at any Annual or Special Meeting of Stockholders. A Director elected to fill any vacancy shall hold office for the remaining term of the other members of the Board of Directors or until his successor is elected and qualified.

Section 3. ANNUAL AND REGULAR, MEETINGS OF BOARD OF DIRECTORS. Regular Meetings of the Board of Directors as may from time to time be set by the Board or the Stockholders may be held without Notice at the principal office of the Company or at such other place or places within or without the State of Minnesota as the Board of Directors may from time to time themselves have designated in advance of such Meetings. The Annual Meeting of the Directors shall be held immediately after the adjournment of the Annual Stockholders' Meeting.

Section 4. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may by resolution establish an Executive Committee and by such or like resolution designate three (3) or more of its members to serve upon such Committee, and said Executive Committee shall, to any extent not limited in such resolution or resolutions, have and exercise all of the general powers of the Board of Directors between Meetings of the Board, except that the Executive Committee shall not have any power or authority prohibited to it under Section 302A.241 of the Minnesota Statutes. Other standing or temporary committees may by resolution be established and appointed by the Board of Directors, such members need not be members of the Board, and may by such Board be invested with such powers as the Board shall lawfully provide, subject to such conditions and limitations as are prescribed by the Board and by Section 302A.241 of the Minnesota Statutes. All Committees of the Board of Directors shall keep correct and complete Minutes of their Meetings and the transactions thereat, and shall record such Minutes in books kept for that purpose in the office of the Company, and such Committees shall report such Minutes to the Board of Directors at its next Regular or Special Meeting.

Meetings of Executive and other Committees may also be held by means of a conference telephone or, similar communications equipment by means of which all persons participating in the Meeting can hear each other at the same time.

Section 5. NOTICE AND WAIVER OF NOTICE OF SPECIAL DIRECTORS' MEETINGS. Notice of all Special Meetings of the Board of Directors shall be given to each Director by not less than three (3) days service of such Notice by telegram, by letter, personally, or personally by telephone. It shall not be necessary for such Notice to state the purpose or purposes of the Meeting, unless a purpose thereof be the filling of a vacancy or vacancies on the Board of Directors, or alteration, amendment or repeal of Bylaws. Notice of a Special Meeting of the Board of Directors need not be given to any director who signs a waiver either before or after the Meeting. Attendance of a Director at a Meeting shall constitute a Waiver of Notice of such Meeting and a Waiver of any and all objections to the place of the Meeting, the time of the Meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the Meeting is not lawfully called or convened.

Section 6. QUORUM. A majority of the entire Board of Directors, not counting vacancies, shall be necessary at all Regular or Special Meetings of the Board to constitute a quorum for the transaction of business. A majority of the Directors present, whether or not a quorum exists, may adjourn any Meeting to a later date. Notice shall be given in the manner set forth in Section 5 of this Article III of these Bylaws to all Directors of the time and place of the adjourned Meeting.

Section 7. COMPENSATION OF DIRECTORS AND COMMITTEES. Members of the Board of Directors and Committees may be reimbursed for their reasonable expenses of attendance at any Meeting of either the Board of Directors or a Committee by specific provision of the Board itself. Directors may otherwise and further receive for their services such fixed sum for attendance of each Meeting of the Board as may be fixed by the Board. Members of committees shall receive no compensation unless specifically provided and fixed by the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

Section 1. NUMBER AND DESIGNATION. The officers of the Company shall include a Chief Executive Officer and a Chief Financial Officer, and may include a Chairman of the Board, one or more Vice Presidents, Secretary, Treasurer, Assistant Vice President, Assistant Secretary or Assistant Treasurer or other officers as may be appointed by the Board in its discretion. All such officers shall have the powers, rights, duties and responsibilities as set forth in these Bylaws, unless otherwise determined by the Board of Directors. The Board of Directors may elect such other officers as it deems necessary for the operation and management of the Company, with such powers, rights, duties, and responsibilities as may be determined by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. ELECTION AND TERM OF OFFICE. The officers of the Company shall be elected by the Board of Directors annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of the executive officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently possible. Each executive officer shall hold office until his successor shall have been duly elected and qualified.

Section 3. APPOINTED OFFICER. The Chief Executive Officer, subject to the approval of the Board of Directors, may appoint one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, and such additional appointed officers as may be designated by the Chief Executive Officer and approved by the Board.

Section 4. REMOVAL. An executive officer may be removed either for or without cause by a majority of the vote of the Board of Directors present at any meeting of the Board.

Section 5. VACANCIES. A vacancy in any executive office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be assigned to him by the Board. In the event the Board of Directors has not designated a Chairman of the Board of Directors, or in the event the Chairman of the Board of Directors is not present, the Chief Executive Officer shall preside at any such meeting of the Board of Directors.

Section 7. CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have the general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the Board of Directors are carried into effect; and (d) shall perform such other duties as may from time to time be assigned by the Board of Directors.

Section 8. PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.

Section 9. CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer shall have supervision over the financial affairs of the Company and shall perform such other duties and have such other powers as may from time to time be assigned by the Chief Executive Officer, President, or by the Board of Directors.

Section 10. VICE PRESIDENTS. Any one (1) or more Vice Presidents, if any, may be elected by the Board of Directors as Executive Vice Presidents, Senior Vice Presidents, or Vice Presidents and they shall perform such duties as may be assigned to them by the Chief Executive Officer, President, or the Board of Directors. The Chief Executive Officer, subject to the approval of the Board of Directors, may appoint one or more Assistant Vice Presidents, and such additional appointed officers as may be designated by the Chief Executive Officer and approved by the Board.

Section 11. SECRETARY. The Secretary, unless otherwise determined by the Board of Directors, shall keep the minute books and seal of the Company, record the minutes of the meetings of the stockholders and the Board of Directors, and, in general, perform all duties and have all powers incident to the office of Secretary, and perform such other duties and have such other powers as from time to time may be assigned by the Chief Executive Officer, President, or the Board of Directors. The Chief Executive Officer, subject to the approval of the Board of Directors, may appoint one or more Assistant Secretaries, and such additional appointed officers as may be designated by the Chief Executive Officer and approved by the Board.

Section 12. TREASURER. The Treasurer shall have supervision over the funds, securities, receipts and disbursements of the Company, and, in general, perform all duties and have all powers incident to the office of the Treasurer, and perform such other duties and have such other powers as from time to time may be assigned to him by the Chief Executive Officer, President, or the Board of Directors. The Chief Executive Officer, subject to the approval of the Board of Directors, may appoint one or more Assistant Treasurers and such additional appointed officers as may be designated by the Chief Executive Officer and approved by the Board.

Section 13. COMPENSATION. The officers shall receive such salary or compensation as may be determined by the Board of Directors. The Board of Directors may delegate to any executive officer the power to determine salaries or other compensation of any appointed officer in accordance with Section 3 of Article IV.

Section 14. SURETY BONDS. In case the Board of Directors shall so require, any officer or agent of the Company shall execute to the Company a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Company, including responsibility for negligence and for the accounting of all property, funds or securities of the company which may come into his hands.

Section 15. REALLOCATION OF DUTIES OF OFFICERS. The Board of Directors may by resolution from time to time vary or reallocate the duties of the elective Officers of the Company in any way as is not prohibited by the Certificate of Incorporation or by Statute, and as may appear to the Board of Directors to be in the best interests of the Company.

Section 16. MANAGEMENT OF COMPANY IN EVENT OF EMERGENCY. In the event of any emergency or other event of unusual nature with which the Company might be faced and as a part or result of which the Company would be deprived of the active services of its Chief Executive Officer, its President, and its Executive Vice President, if any, the functions and duties of the President of the Company may be assumed, taken over, and exercised in such situation by any available three
(3) or more members of the Board of Directors of the Company, who may act directly or through another existing or created Vice President, as such Directors in their sole discretion may see fit. The particular power and duty herein provided to the Directors of the Company shall be in addition to all other powers of the Board of Directors.

                                    ARTICLE V
                                      STOCK

Section 1. CERTIFICATES. Certificates of stock of the Company shall be issued in numerical order. Each Stockholder shall be entitled to a certificate signed by the President (which signature may be a facsimile), or a Vice President, or the Secretary or an Assistant Secretary, and bearing the seal- of the Company, reflecting the number of shares owned by such Stockholder, provided that where such certificate is signed manually by a Transfer Agent of the Company, other than the Company itself, the signature of any of those officers named herein may be by facsimile and that in all events the seal of the Company on such certificates may be a facsimile.

Section 2. STOCK TRANSFER. Transfers of stock shall be made only upon the stock transfer books of the Company. Before any new certificates are issued the old certificates shall be surrendered, with proper endorsement, for cancellation.

Section 3. RECOGNITION OF STOCKHOLDERS. Only registered Stockholders shall be entitled to be treated by the Company as the holders in fact of the stock standing in their respective names. The Company shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not such claim or interest shall be by express or other notice thereof, except as may be specifically provided by Statute.

Section 4. LOSS OF STOCK CERTIFICATE. If the Company is acting as the Transfer Agent for shares of its own stock then in case of the loss or destruction of any certificate of stock of the Company, another may be issued in its place upon proof satisfactory to the Board of Directors of the Company of such loss or destruction and upon the giving of a bond of indemnity to the Company satisfactory to the Board of Directors and in such sum as the Board may provide. Where there is a Transfer Agent for shares of stock of the Company other than the Company itself then any replacement or reissue of lost or destroyed stock certificates shall be only in accordance with rules in force in such instances with the Transfer Agent with the approval of the Company.

Section 5. TRANSFER REGULATIONS. The Board of Directors of the Company shall have the power and authority to make all such rules and regulations as the Board may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the Company as are not inconsistent with the Laws of Minnesota, the Certificate of Incorporation of the Company or other provisions of these Bylaws.

Section 6. RECORD DATES AND CLOSING OF STOCK TRANSFER BOOKS. The Board of Directors may fix in advance a date as the Record Date for purposes of determining the Stockholders entitled to notice of, or to vote at, any meeting of Stockholders or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other purpose, such date in any case to be not more than sixty (60) days and, in the case of a Meeting of Stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of Stockholders is to be taken. If such Record Date is not so specifically fixed by the Board of Directors for any of such purposes, then Record Date for any of the foregoing purposes shall be taken to be that date which is twenty-eight (28) days before the date fixed for any of the foregoing actions. Only such Stockholders as are of record on the Record Date shall be entitled to any of such Notices or rights or vote.

                                   ARTICLE VI
                              DIVIDENDS AND FINANCE

Section 1. DECLARATION AND PAYMENT OF DIVIDENDS. The Board of Directors may, from time to time, declare and the Company may pay dividends on its shares in cash, property or its own shares, subject to the limitations and requirements as provided in Section 60D.20, subdivision 2 of the Minnesota Statutes.

Section 2. SURPLUS AND RESERVES. Before declaring and paying any dividend the Board of Directors of the Company, subject to the limitations and requirements as provided in Section 60D.20, subdivision 4 of the Minnesota Statutes may provide for setting aside out of the net profits of the Company such sum or sums as the Directors from time to time in their absolute discretion deem expedient to surplus or as a reserve fund to meet contingencies, or for equalizing dividends or for maintaining any property of the Company, or for any other purpose. Any profits of any year not specifically distributed as dividends shall be deemed thus to have been set apart unless and until otherwise specifically disposed of by the Board of Directors.

Section 3. DEPOSIT AND WITHDRAWAL OF CORPORATE FUNDS. The moneys of the Company shall be deposited in the name of the Company in such bank or banks or savings and loan associations as the Board of Directors of the Company shall designate, and shall be withdrawn only by check or draft signed by the person or persons designated in that behalf by resolution of the Board of Directors. In addition, transfer of moneys of the Company from one account to another account of the Company may be made by wire, telex or other methods on the oral request or order by telegraph or telex, or by telephone or other non-written communication by the person or persons designated by resolution of the Board of Directors.

Section 4. COMPANY CORPORATE YEAR. The fiscal affairs of the company shall be conducted on a calendar year basis beginning January 1 of each year unless otherwise provided by the Board of Directors.

                                   ARTICLE VII
                                BOOKS AND RECORDS

The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Stockholders, Board of Directors, and committees of Directors. The Company shall keep, at its registered office or principal place of business or at the office of its Transfer Agent, a record of its Stockholders, giving the names and addresses of all Stockholders and the number, class, and series, if any, of the shares held by each. Any books, records and minutes may be written form or in any other form capable of being converted into written form within a reasonable time.

                                  ARTICLE VIII
                            EXECUTION OF INSTRUMENTS

All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officers, agents or employees of the corporation, or any one of them, and in such manner, as from time to time may be determined by the Board of Directors.

                                   ARTICLE IX
                                     NOTICES

Whenever the provisions of applicable Statute or these Bylaws require Notice to by given to any Director or Stockholder, they shall not be construed to mean personal Notice. Such Notice may be given in writing by depositing the same in a United States Post Office or letter box, in a postage prepaid sealed envelope addressed to such Director or Stockholder as such address last appears on the records of the Company, and the time when the same shall be thus mailed shall be deemed to be the time of the giving of said Notice. The foregoing shall not preclude the giving of such Notice in any other manner specifically provided for elsewhere in these Bylaws.

                                    ARTICLE X
                                      SEAL

The Corporation shall have no corporate seal.

                                   ARTICLE XI
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.  RIGHT TO INDEMNIFICATION.

(a) Subject to the conditions of this Article and any conditions or limitations imposed by applicable law, the Corporation shall indemnify any employee, director or officer of the Corporation (an "Indemnified Person") who was, is, or in the sole opinion of the Corporation, may reasonably become a party to or otherwise involved in any Proceeding by reason of the fact that such Indemnified Person is or was:

               (i)  a director of the Corporation; or

               (ii) acting in the course and scope of his or her duties as an officer or employee of the Corporation; or

               (iii) rendering Professional Services at the request of and for the benefit of the Corporation; or

               (iv) serving at the request of the Corporation as an officer, director, fiduciary or member of another corporation, association, committee, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Outside Organization").

(b) Notwithstanding the foregoing, no officer, director or employee shall be indemnified pursuant to these bylaws under the following circumstances:

               (i) in connection with a Proceeding initiated by such person, in his or her own personal capacity, unless such initiation was authorized by the Board of Directors;

               (ii) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful;

               (iii) for acts or omissions involving intentional misconduct or knowing and culpable violation of law;

               (iv) for acts or omissions that the Indemnified Person believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnified Person;

               (v) for any transaction for which the Indemnified Person derived an improper personal benefit;

               (vi) for acts or omissions that show a reckless disregard for the
                    Indemnified Person's duty to the Corporation or its shareholders in circumstances in which the Indemnified Person was aware or should have been aware, in the ordinary course of performing the Indemnified Person's duties, of the risk of serious injury to the Corporation or its shareholders;

               (vii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnified Person's duties to the Corporation or its shareholders;

               (viii) in circumstances where indemnification is prohibited by applicable law;

               (ix) in the case of service as an officer, director, fiduciary or member of an Outside Organization, where the Indemnified Person was aware or should have been aware that the conduct in question was outside the scope of the assignment as contemplated by the Corporation.

Section 2.  SCOPE OF INDEMNIFICATION.

(a) Indemnification provided pursuant to Section 1(a) (iv) shall be secondary and subordinate to indemnification or insurance provided to an Indemnified Person by an Outside Organization or other source, if any.

(b) Indemnification shall apply to all reasonable expenses, liability and losses, actually incurred or suffered by an Indemnified Person in connection with a Proceeding, including without limitation, attorneys' fees and any expenses of establishing a right to indemnification or advancement under this article, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss.

(c) Such indemnification shall continue as to any Indemnified Person who has ceased to be an employee, director or officer of the Corporation and shall inure to the benefit of his or her heirs, estate, executors and administrators.

Section 3.  DEFINITIONS.

(a) "Corporation" for the purpose of Article XI shall mean Allianz Life Insurance Company of North America and all of its subsidiaries.
(b) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, investigative or otherwise, including actions by or in the right of the Corporation to procure a judgment in its favor.
(c)           "Professional Services" shall mean services rendered pursuant to
              (i) a professional actuarial designation, (ii) a license to engage in the practice of law issued by a State Bar Institution or (iii) a Certified Public Accountant designation issued by the American Institute of Certified Public Accountants.

Section 4. RIGHT OF ADVANCEMENT. Expenses incurred by or on behalf of any Indemnified Person in defending any Proceeding shall be advanced by the Corporation prior to the final disposition of such Proceeding, only after the following conditions occur:

(a) The Indemnified Person shall provide the Corporation with written affirmation of a good faith belief that the criteria for indemnification set forth in Minn. Stat. ss. 302A.521, subd. (2) have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied; and

(b) A determination is made that the facts then known to those making the determination would not preclude indemnification under Minn. Stat. ss. 302A.521.

Section 5. RIGHT OF CLAIMANT TO BRING SUIT. If a claim for indemnification under
Section 1 is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be also paid the expense of prosecuting the successful portion of such claim, including without limitation attorneys' fees and costs to the extent allocable to the successful portion of such claim.

Section 6. NON-EXCLUSIVITY OF RIGHTS. The indemnification and advancement provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other by-law or under any agreement, separate board resolution, or vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Persons seeking indemnification or advancement may seek either or both at his or her discretion and the pursuit of one shall neither be deemed a waiver of such person's rights to pursue the other, nor shall it have any effect on the outcome of such person's pursuit of the other. Nothing contained in this Article shall affect any right to indemnification to which persons other than Indemnified Persons may be entitled by contract or otherwise. Nothing in this Article shall restrict the power of the Corporation to indemnify its agents under any provision of the Minnesota Statutes, as amended from time to time, or under any other provision of law from time to time applicable to the Corporation, nor shall anything in this Article authorize the Corporation to indemnify its officers, directors, employees and agents in situations prohibited by the Minnesota Statutes or other applicable law.

Section 7. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee, agent or fiduciary of the Corporation or who is or was serving at the request of the Corporation as a director, officer, member, agent or fiduciary of an Outside Organization against any expenses incurred in a Proceeding, whether or not the Corporation would have the power to indemnify such person against such expenses under the Minnesota Statutes.

Section 8. SEVERABILITY. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Article shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.



                               The Within Bylaws
                               is or are herby accepted for filing this 10 day of May 2007
                               MINNESOTA COMMISSIONER OF COMMERCE